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                                                                     Exhibit 8.2


                       [Pillsbury Winthrop LLP Letterhead]


                               September 27, 2001

Wood Alliance, Inc.
3073 Corvin Drive
Santa Clara, CA 95051

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-4 (the "Registration Statement") filed by iPrint Technologies, Inc., a Delaware corporation ("iPrint), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of iPrint's common stock to be issued incident to the merger described in the Registration Statement (the "Merger") of iPrint's wholly owned, transitory merger subsidiary with and into Wood Alliance, Inc., a California corporation, in our opinion the discussion under the caption "The Merger-Material Federal Income Tax Consequences of the Merger" in the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Merger.

     We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement and in the Joint Proxy Statement/Prospectus included therein.


                                                Very truly yours,

                                                /s/ Pillsbury Winthrop LLP